EXHIBIT 99.2

ZELDES & HAEGGQUIST, LLP AMBER L. ECK (177882) 625 Broadway, Suite 906 San Diego, CA 92101 Telephone: (619) 342-8000 Facsimile: (619) 342-7878 ambere@zhlaw.com Attorneys for Plaintiff Chris Dulgarian

SUPERIOR COURT OF THE STATE OF CALIFORNIA
COUNTY OF SANTA CLARA
COMPLEX DIVISION

CHRIS DULGARIAN, Derivatively on

Behalf of AKEENA SOLAR, INC.,

Plaintiff,

v.

BARRY CINNAMON, GARY EFFREN,

EDWARD ROFFMAN, JON WITKIN,

GEORGE LAURO and PRADEEP JOTWANI,

Defendants,

- and –

AKEENA SOLAR, INC., a Delaware Corporation,

Nominal Defendant.

Case No.:1:10-CV-173351 (Derivative Action) STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated as of September 1, 2011 (the “Stipulation”) is made and entered into by and among the following Settling Parties (as defined below): (1) the Plaintiffs (on behalf of themselves and derivatively on behalf of Akeena Solar, Inc. (“Akeena” or the “Company”)), by and through their counsel; (2) the Defendants, by and through their counsel; and (iii) nominal defendant Akeena, by and through its counsel.  The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below), upon and subject to the terms and conditions hereof.  Capitalized terms not otherwise defined shall have the definitions set forth in ¶¶ 1.1 – 1.20 below.

I.	BACKGROUND TO THE SETTLEMENT

On May 28, 2010, a shareholder derivative complaint captioned Dulgarian v. Cinnamon et al., Case No. 1-10-CV-173351 (the “Action”) was filed in California Superior Court for the County of Santa Clara.  On May 31, 2011, Plaintiff filed a consolidated derivative complaint.  The consolidated complaint alleges causes of action for breach of fiduciary duty, abuse of control, mismanagement, waste of corporate assets, unjust enrichment, and violations of California Corporations Code §§25402 and 25403.  The consolidated complaint alleges the Defendants made material misstatements concerning the Company’s products, future revenues, and the terms of a line of credit with Comerica Bank.  The consolidated complaint also alleges that Barry Cinnamon engaged in impermissible insider trading.

On June 22, 2010, a shareholder derivative complaint arising out of the same facts as the Action, captioned Sabbag v. Cinnamon, Case No. 5:10-CV-02735-JF, was filed in the United States District Court for the Northern District of California.  Similar shareholder derivative complaints were subsequently filed in the same court under the captions Cilurzo v. Cinnamon, Case No. 5:10-CV-02806-JF, Triskett v. Cinnamon, Case No. 5:10-CV-02992-JF; Jaquez v. Cinnamon, 5:10-CV-03020-JF; and Klein v. Cinnamon, Case No. 5:10-CV-03387-JF.  The federal derivative shareholder actions were consolidated under File No. 5:10-CV-02735-JF in an order dated August 25, 2010 (the “Federal Derivative Action”).  After briefing and oral argument, the Federal Court dismissed the single cause of action asserted in the Federal Derivative Action that arose under federal law, and ordered the Federal Derivative Action stayed pending resolution of the State Action.  Plaintiffs in the Federal Derivative Action have agreed to voluntarily dismiss the Federal Derivative Action.

II.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Each Defendant has denied and continues to deny each and all of the claims, contentions, and allegations made in the Action, and Defendants maintain furthermore that they have meritorious defenses.  Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action.  Defendants also have denied and continue to deny, inter alia: (i) that Akeena or any Akeena shareholder has suffered damage or other harm; (ii) that any of Defendants’ public statements were deficient in any respect; (iii) that Defendants breached any duty owed to Akeena or to Akeena’s shareholders; (iv) that the prices of Akeena common stock were artificially inflated as the result of or by reason of alleged misrepresentations, omissions, non-disclosures, or otherwise; and (v) that any insider trading occurred by any of the Defendants.  Pursuant to the terms set forth below, this Stipulation shall in no event be construed as or deemed to be evidence of an admission or concession by Defendants with respect to any claim of any fault, liability, wrongdoing, or damage whatsoever.

Nonetheless, Defendants have concluded that further conduct of the Action would be protracted, distracting, burdensome, and expensive.  Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action.  Defendants have, therefore, determined that it is desirable and beneficial to them that the Action be fully, finally, and forever settled in the manner and upon the terms and conditions set forth in this Stipulation.

III.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the claims asserted in the Action have merit and that the evidence developed to date supports the claims asserted.  However, Plaintiff recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and through appeals.  Plaintiff also has taken into account the uncertain outcome and the risk of any litigation, especially complex actions such as the Action, and the difficulties and delays inherent in such litigation.  Plaintiff also is mindful of the inherent problems of proof under, and possible defenses to, the allegations asserted in the Action.  Plaintiff believes that the Settlement set forth in this Stipulation confers substantial benefits upon Akeena and its shareholders.  Based on their evaluation, Plaintiff and counsel for Plaintiff have determined that the Settlement set forth in this Stipulation is in the best interests of Akeena and its shareholders, and therefore have determined that it is desirable and beneficial to Akeena and its shareholders that the Action be settled upon the terms and conditions set forth in this Stipulation.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff (for himself and derivatively on behalf of Akeena), by and through his counsel, the Defendants, by and through their respective counsel, and nominal defendant Akeena, by and through its counsel, that, subject to all necessary court approvals, and in exchange for the Corporate Governance Measures, as set forth below, the Action and the Released Claims (including Unknown Claims) and all matters encompassed within the scope of the releases set forth or referenced in this Stipulation, shall be fully, finally, and forever compromised, settled, and released, and the Action shall be dismissed with prejudice, upon and subject to the terms and conditions of this Stipulation, as follows.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below.  In the event of any inconsistency between any definition set forth below and any definition set forth in any other document related to the Settlement set forth in this Stipulation, the definition set forth below shall control.

1.1 “Action” means Dulgarian v. Cinnamon et al., Case No. 1-10-CV-173351, currently pending in California Superior Court for the County of Santa Clara.

1.2 “Akeena” or the “Company” means the nominal defendant formerly known as Akeena Solar, Inc., and now known as Westinghouse Solar, Inc.

1.3 “Corporate Governance Measures” means the corporate governance measures that the Company has agreed to implement and/or maintain in connection with the settlement of the Action, as specified in ¶2.1 below.

1.4 “Defendants” means Barry Cinnamon, Gary Effren, Edward Roffman, Jon Witkin, George Lauro, and Pradeep Jotwani.

1.5 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 hereof have been met and have occurred, and on which the Settlement described in this stipulation shall become effective.

1.6 “Federal Class Action” means the class action filed in the United States District Court for the Northern District of California asserting federal securities claims on behalf of Akeena shareholders, captioned Hodges v. Akeena Solar, Inc., et al., No. C-09-02147(JW).

1.7 “Federal Derivative Action” means the consolidated shareholder derivative action filed in the United States District Court for the Northern District of California, captioned Sabbag v. Cinnamon, Case No. 5:10-CV-02735-JF, including the consolidated cases, Cilurzo v. Cinnamon, Case No. 5:10-CV-02806-JF, Triskett v. Cinnamon, Case No. 5:10-CV-02992-JF; Jaquez v. Cinnamon, 5:10-CV-03020-JF; and Klein v. Cinnamon, Case No. 5:10-CV-03387-JF.

1.8 “Federal Court” means the United States District Court for the Northern District of California.

1.9 “Final” means, with respect to any order or Judgment of the Court, that such order or Judgment represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise.  Without limitation, an order or Judgment becomes “Final” when: (i) no appeal has been filed and the prescribed time for commencing any appeal has expired; or (ii) an appeal has been filed and either (a) the appeal has been dismissed or withdrawn and the prescribed time, if any, for commencing any further appeal has expired, or (b) the order or Judgment has been affirmed in its entirety and the prescribed time, if any, for commencing any further appeal has expired.  For purposes of this definition of “Final,” an “appeal” shall include any motion to alter or amend, appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari or mandamus, and any other proceedings of like kind.  Any appeal or other proceeding pertaining to any order issued in respect of an application for attorneys’ fees and expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.10 “Judgment” means the judgment to be rendered by the State Court, substantially in the form attached hereto as Exhibit D.

1.11 “Notice” means that notice of the settlement to be provided to the Company’s shareholders, approved by the State Court, and which is consistent with the California Code of Civil Procedure, substantially in the form attached hereto as Exhibit C.

1.12 “Person” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, joint venture, joint venturer, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, together with, as applicable, the respective spouses, heirs, executors, administrators, predecessors, successors, representatives, or assignees of any of the foregoing.

1.13 “Plaintiff” means Chris Dulgarian.

1.14 “Plaintiff’s Counsel” means counsel who have appeared on behalf of Plaintiff in the Action.

1.15 “Released Claims” means any and all claims (including, without limitation, Unknown Claims, as defined in ¶1.20 hereof), demands, rights, liabilities, suits, debts, obligations and causes of action of every nature and description whatsoever, whether known or unknown, contingent or absolute, mature or unmature, discoverable or undiscoverable, liquidated or unliquidated, accrued or unaccrued, concealed or hidden, regardless of legal theory, including, without limitation, claims for negligence, gross negligence, recklessness, intentional wrongdoing, fraud, breach of fiduciary duty, breach of the duty of care and/or loyalty or violations of the common law, administrative rule or regulation, tort, contract, equity, or otherwise or of any state or federal statutes, rules or regulations or international law, or the law of any foreign jurisdiction, that were asserted or could have been or might have been asserted in the Action or in any other litigation, action, or forum by Plaintiff or Akeena’s other shareholders, in their capacity as Akeena shareholders, or Akeena, or any of them, against the Released Persons, or any of them, arising out of, or in any way relating to: (a) any mismanagement, misconduct, act, failure to act, omission, statement, concealment, misrepresentation, sale of stock, fact, event, occurrence, violation of law, or other matter set forth, alleged or otherwise referred to in the Action; or (b) the settlement of the Action, the release of the Released Claims, or both.  “Released Claims” does not include claims to enforce the Settlement.  “Released Claims” also does not mean or include the federal securities claims asserted on behalf of purchasers of Akeena Solar common stock in Hodges v. Akeena Solar, Inc., et al., No. C-09-02147(JW), pending in the United States District Court for the Northern District of California. In addition, nothing set forth herein shall constitute a release by any Defendant of any insurer, reinsurer, or any other entity contracted or otherwise obligated to provide insurance or indemnification to any of the Released Persons of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement, but the Effective Date shall not be contingent upon the resolution of such claim.  Nothing set forth herein shall constitute a release by or among the Company and the Defendants or Released Persons of the rights and obligations relating to indemnification or advancement of defense costs arising from the Company’s or any of its subsidiaries’, divisions’, or related or affiliated entities’ certificates of incorporation or bylaws, Delaware law, or any indemnification agreement or similar agreement.

1.16 “Released Persons” means, collectively, (a) Akeena and each and all of the Defendants, each and all of Akeena’s and Defendants’ respective past, present, or future parents, subsidiaries, affiliates, successors, predecessors, assigns, any entity in which Akeena or any Defendant has or have a controlling interest (directly or indirectly), members of any Defendant’s immediate family, any entity in which any member of any Defendant’s immediate family has or had a controlling interest (directly or indirectly), and any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his family, and (b) each and all of their respective past, present, or future accountants, administrators, advisors, affiliates, agents, analysts, assignees, assigns, associates, attorneys, auditors, co-insurers, commercial bank lenders, consultants, controlling shareholders, directors, divisions, employees, employers, executors, financial advisors, general or limited partners, general or limited partnerships, heirs, insurers, investment advisors, investment bankers, investment banks, joint ventures and joint venturers, managers, marital communities, members, officers, parents, personal or legal representatives, predecessors, principals, reinsurers, representatives, shareholders, spouses, subsidiaries, successors, and underwriters.

1.17 “Settlement” means the terms and conditions set forth in, and the settlement contemplated by, this Stipulation.

1.18 “Settling Parties” means, collectively, Akeena, each of the Defendants, and the Plaintiff on behalf of himself, Akeena, and its shareholders.

1.19 “State Court” means the Superior Court of California, County of Santa Clara.

1.20 “Unknown Claims” means, collectively, any and all Released Claims that Plaintiff, Akeena, or any of Akeena’s shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its decision to enter into this Settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement.  Unknown Claims includes those claims in which some or all of the facts composing the claim may be suspected, or are even undisclosed or hidden.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiff and Akeena shall expressly waive and relinquish, and each of Akeena’s shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiff and Akeena shall expressly waive and relinquish, and Akeena’s shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by any law of the United States, or by the law of any state or territory of the United States, or principle of common law or of international or foreign law, that is similar, comparable, or equivalent in effect to California Civil Code §1542.  It is understood that Plaintiff, Akeena, or Akeena’s shareholders may hereafter discover facts in addition to or different from those that he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims (including Unknown Claims), but Plaintiff and Akeena shall expressly fully, finally, and forever discharge, settle, and release, and each of Akeena’s shareholders, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever discharged, settled, and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, grossly negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  Plaintiff and Akeena acknowledge, and Akeena’s shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

2.	Corporate Governance Measures

2.1           To resolve the Action, Defendants have agreed to implement and/or maintain certain Corporate Governance Measures.  These Corporate Governance Measures constitute the consideration for this Stipulation.  Defendants acknowledge that the pendency and prosecution of the Action was a substantial cause in the Company’s decision to implement and/or maintain the Corporate Governance Measures, and acknowledge that the Corporate Governance Measures will benefit Akeena and its shareholders.  In no event, however, shall Akeena be obligated to adopt, implement, or enforce any measures that, either now or in the future, conflict with or are otherwise inconsistent with the listing requirements of any exchange on which the Company’s stock is traded, any regulations of the United States Securities and Exchange Commission, or any applicable law, rule, or regulation.  The Corporate Governance Measures are attached hereto as Exhibit A.

3.	Settlement Procedure

3.1           Promptly after execution of this Stipulation, Plaintiff shall submit the Stipulation together with its exhibits to the State Court and shall apply for entry of an order substantially in the form of Exhibit B hereto, requesting, inter alia, the preliminary approval of the settlement set forth in this Stipulation (“Preliminary Approval Order”), and approval of the notice of the Settlement to Akeena’s shareholders substantially in the form of Exhibit C hereto (“Notice”).  The Notice shall describe the terms of the Settlement set forth in the Stipulation, shall include a summary of the Corporate Governance Measures, shall describe the requested fee and expense award to Plaintiff’s Counsel, and shall specify the date, time and place of the Settlement Hearing as described below.

3.2           Within ten business days of the issuance of the preliminary approval order, Defendants shall cause the Notice to be (a) filed with the Securities and Exchange Commission on Form 8-K, (b) published once in Investor’s Business Daily, and (c) posted on the Investor Relations section of Akeena’s website.  A copy of this Stipulation shall also be posted on the Investor Relations section of Akeena’s website within ten business days of the issuance of the preliminary approval order.

3.3           Plaintiff will request that thirty (30) days after the Notice is given, the State Court hold a hearing (the “Settlement Hearing”) to consider and determine whether the Judgment substantially in the form of Exhibit D hereto should be entered: (a) approving the terms of the settlement as fair, reasonable and adequate; (b) dismissing the Action with prejudice; (c) releasing all Released Claims against the Released Persons, and (d) approving the payment of attorneys’ fees and expenses in the amount negotiated by Plaintiff and Defendants.

3.4           Pending the Effective Date, Plaintiff and Plaintiff’s Counsel shall not commence or participate in any other actions or proceedings asserting any of the Released Claims against any of the Released Persons.

4.	Releases

4.1           Upon the Effective Date, Plaintiff (acting on his own behalf and derivatively on behalf of Akeena), Akeena, and each of Akeena’s shareholders shall be deemed to have and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims (including Unknown Claims) against the Released Persons, and shall have covenanted not to sue the Released Persons with respect to all such Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons.

4.2           Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the commencement, prosecution, settlement or resolution of the Action or the Released Claims.

4.3           Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.	Plaintiff’s Counsel’s Attorneys’ Fees and Reimbursement of Expenses

5.1           Subject to approval of the State Court, and as a result of arm’s-length negotiations, Defendants have agreed to cause Akeena’s insurers to pay to Plaintiff’s Counsel fees and expenses for the Action in an aggregate amount not to exceed $250,000 (the “Fee and Expense Award”).  Defendants have agreed that they do not, and will not oppose any Fee and Expense Award application up to $250,000.  This agreement was reached only after the Settling Parties had agreed upon the Corporate Governance Measures provided herein.  Plaintiff and Plaintiff’s Counsel will not seek attorneys’ fees, costs, or expenses other than as provided for in this paragraph.

5.2           The Fee and Expense Award shall be transferred to Zeldes & Haeggquist, LLP within fifteen (15) business days of the Judgment becoming Final.  The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, the allocation of fees and expenses among Plaintiff’s Counsel.

5.3           In the event that the Fee and Expense Award is reduced, reversed, modified or not approved in the full amount requested, if the Effective Date does not occur, if the Settlement is terminated or is not approved by the State Court, or if there is an appeal or for any other reason any order approving the Settlement does not become Final, and in the event that the Fee and Expense Award has been disbursed to any of Plaintiff’s Counsel, Zeldes & Haeggquist, LLP shall refund any funds received (or such portion as the modification may require) plus interest thereon within five (5) business days from said reversal or modification to the Person(s) who made the Fee and Expense Award payment.  The interest rate to be paid in the event the Fee and Expense Award must be returned (or such portion as the modification may require) will be in accordance with the LIBOR, 3-month rate as of the date the Fee and Expense Award is reduced, reversed, or modified, to begin accruing on the date on which the Fee and Expense Award payment is made to Zeldes & Haeggquist LLP.  Each Plaintiff’s Counsel’s law firm receiving fees and expenses, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the State Court for the purpose of enforcing the provisions of this paragraph.  Plaintiff’s Counsel shall be jointly and severally liable for repayment of the Fee and Expense Award, and each such law firm and its partners and/or shareholders agree that the State Court may, upon application of Defendants and notice to Plaintiff’s Counsel, summarily issue orders, including, but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them, should such law firms fail timely to repay fees and expenses pursuant to this paragraph.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1           The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
a. the State Court has entered the Preliminary Approval Order;
b. the State Court has approved the Settlement as described herein, following notice to Akeena’s shareholders;
c. the State Court has entered the Judgment dismissing the State Action with prejudice;
d. the State Court dismissal and the Judgment have become Final;
e. the Federal Court has dismissed the Federal Derivative Action;
f. the Federal Court’s dismissal of the Federal Derivative Action has become Final; and
g. Final court approval of the settlement in the Federal Class Action.

6.2           If any of the conditions specified in ¶6.1 are not met, then this Stipulation shall be canceled and terminated unless Plaintiff’s Counsel and counsel for Defendants mutually agree in writing to proceed with this Stipulation.

6.3           If for any reason the Effective Date does not occur, or if this Stipulation shall terminate, or be cancelled, or otherwise fail to become effective for any reason, including, without limitation, in the event that the Settlement described in the Stipulation is not approved by the State Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, or the Judgment is reversed or vacated following any appeal taken therefrom, then the Settling Parties shall be restored to their respective positions in the Action as of the date immediately preceding the full execution of this Stipulation.  In such event, with the exception of ¶¶1.1-1.20, 5.3, 6.1-6.4, 7.1-7.20 (which shall continue in full force and effect), the terms and provisions of this Stipulation shall be null and void and shall have no further force and effect with respect to the Settling Parties, and neither the existence nor the terms of this Stipulation (nor any negotiations preceding this Stipulation nor any acts performed pursuant to, or in furtherance of, this Stipulation) shall be used in the Action or in any other proceeding for any purpose (other than to enforce the terms remaining in effect); and any Judgment or other order entered in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

6.4           No order concerning any fee and expense application, or any modification or reversal on appeal of such order, shall constitute grounds for cancellation or termination of this Stipulation by any Settling Party.

7.	Miscellaneous Provisions

        7.1           The Settling Parties (i) acknowledge that it is their intent to consummate this Stipulation and the Settlement contemplated herein; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

7.2           All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation and the Settlement.  Plaintiff’s Counsel agree to return, permanently delete, and/or destroy (and certify in writing that they have done so) any documents produced by Akeena, Defendants, and any third parties to the Action, including any copies thereof, and any translations of any such documents, within sixty (60) days of the Effective Date.

7.3           No modification or amendment of this Stipulation shall be valid, and none of its provisions may be waived, except as provided in a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.4           This Stipulation, whether or not consummated, and any negotiations, discussions, proceedings, acts performed, or documents executed pursuant to, in furtherance of, or in connection with this Stipulation or the Settlement, are not an admission of any liability, fault, or omission of any Defendant or other Released Person, and shall not be used against or offered against any or all Released Persons in any way for any reason, including, without limitation:

(a)           as evidence of, or construed as or deemed to be evidence of, any presumption, concession, or admission by any Defendant or other Released Person of, the validity of any Released Claim or any claim asserted or that could have been or might have been asserted in the Action or in any other litigation;

(b)           as evidence of, or construed as or deemed to be evidence of, any presumption, concession, or admission by any Defendant or other Released Person of, the validity of any allegation made in the Action, or that could have been or might have been made in the Action or in any other litigation;

(c)           as evidence of, or construed as or deemed to be evidence of, any presumption, concession, or admission by any Defendant or other Released Person of, the truth of any fact alleged or that could have been or might have been alleged in the Action or in any other litigation;

(d)           as evidence of, or construed as or deemed to be evidence of, any presumption, concession, or admission by any Defendant or other Released Person of, the deficiency of any defense asserted or that could have been or might have been asserted in the Action or in any other litigation;

(e)           as evidence of, or construed as or deemed to be evidence of, any presumption, concession, or admission by any Defendant or other Released Person of, any wrongdoing, fault, knowledge, negligence, gross negligence, recklessness, misrepresentation, omission, non-disclosure, or liability whatsoever of any Defendant or other Released Person; or

(f)           as evidence of, or construed as or deemed to be evidence of, any presumption, concession, or admission by any Defendant or other Released Person of, any wrongdoing, fault, knowledge, negligence, gross negligence, recklessness, misrepresentation, omission, non-disclosure, or liability whatsoever with respect to any statement or written document approved or made by any Defendant or other Released Person.

7.5           Neither this Stipulation nor the Settlement, whether or not consummated, nor any negotiations, discussions, proceedings, acts performed, or documents executed pursuant to, in furtherance of, or in connection with this Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that any Defendant or other Released Person may file this Stipulation and/or the Judgment in any action that may be brought against any or all of them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.  Plaintiff understands, acknowledges, and agrees that the Released Persons have denied and continue to deny each and all claims of alleged wrongdoing.

7.6           The Settling Parties intend the Settlement to be a final and complete resolution of all disputes with respect to the Action.  While Defendants deny that the claims advanced in the Action were meritorious, they will not assert in any public statement that the Action was not filed in good faith and/or is not being settled voluntarily after consultation with competent legal counsel.  Plaintiffs likewise will not assert in any public statement that the Action was not defended by Defendants in good faith, or that Defendants’ defense was without a reasonable basis.  The Judgment will contain a finding that, during the course of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure § 128.7.  The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.

7.7           The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.8           This Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents.

7.9           Except as provided otherwise herein, each party shall bear its own costs.

7.10           Plaintiff’s Counsel are expressly authorized by Plaintiff to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by Plaintiff to enter into any modifications or amendments to the Stipulation which they deem appropriate.

7.11           This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that this Stipulation is the result of arm’s-length negotiations between the Settling Parties, and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

7.12           The Settling Parties acknowledge, represent, and warrant to each other that the mutual releases, Corporate Governance Measures, and payments hereunder are adequate consideration for the consideration given.

7.13           Each counsel or other Person executing this Stipulation and/or any other documents prepared in furtherance of this Stipulation on behalf of any Settling Party hereby warrants that such Person has the full authority to do so and that such Person has the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

7.14           This Stipulation may be executed in one or more counterparts, including by signature transmitted via email in PDF format.  Counsel for the Settling Parties will maintain their own original signature pages.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  No Settling Party shall raise the use of email to deliver or transmit a signature as a defense to the formation or enforceability of this Stipulation, and each Settling Party forever waives any such defense.  A complete set of executed counterparts shall be filed with the State Court.

7.15           The State Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Settling Parties hereto submit to the jurisdiction of the State Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

7.16           This Stipulation shall be binding upon, and inure to the benefit of, the heirs, successors, and assigns of the Settling Parties and the Released Persons, including any corporation or other entity into or with which any Settling Party or Released Person merges, consolidates, or reorganizes.  Notwithstanding the foregoing, the Corporate Governance Measures shall not bind any successor entity in the event that the Company merges with or is acquired by such entity, and the Company is not the surviving entity post-merger or acquisition.

7.17           The waiver by one Settling Party of any breach of this Stipulation by any other Settling Party shall not be deemed a waiver by any other party or a waiver of any other prior or subsequent breach of this Stipulation.

7.18           Pending approval of the Court of this Stipulation and its Exhibits, all proceedings in the Action shall be stayed and Plaintiff shall be barred and enjoined from prosecuting any of the Released Claims against any of the Released Persons.

7.19           This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice-of-law principles.

7.20           The captions and headings of the sections and paragraphs in this Stipulation have been inserted for convenience of reference only and shall have no legal or other effect upon the construction or interpretation of any part of this Stipulation.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed by their duly authorized attorneys.

Dated: September 1, 2011	ZELDES & HAEGGQUIST, LLP AMBER L. ECK (CA SBN 177882) By: /s/ Amber L. Eck

AMBER L. ECK
Attorneys for Plaintiff Chris Dulgarian

Dated: September 1, 2011	MORRISON & FOERSTER LLP
JUDSON E. LOBDELL (CA SBN 146041)

/s/ Judson E. Lobdell

By: JUDSON E. LOBDELL
Attorneys for Defendants Barry Cinnamon, Gary Effren, Edward Roffman, Jon Witkin, George Lauro, Pradeep Jotwani, and Akeena Solar, Inc. (now known as Westinghouse Solar, Inc.)

EXHIBIT A

AKEENA SOLAR CORPORATE GOVERNANCE PROVISIONS

Within 90 days after entry by the Court of the Order and Final Judgment approving the Settlement in this case, the Board shall adopt and/or maintain the corporate governance provisions set forth below, which shall remain in place for at least five years from the date of adoption:

1.           Board of Directors
(a)           Since the filing of this derivative lawsuit, the Company has increased the number of board members from 4 to 6.
(b)           No member of the Board shall serve on any other public company board without the notification and consent of the Nominating and Corporate Governance Committee.
(c)           At least fifty percent of each independent director’s annual retainer shall be paid in the form of equity of the Company or in a Company equity-based instrument or contract, or in some combination thereof.
(d)           Non-executive directors will undertake that they have sufficient time to meet what is expected of them.  Their other significant commitments will be disclosed to the Board before appointment, with a broad indication of time involved, and the Board will be informed of subsequent changes.  The Chairman will not accept a second chairmanship of a publicly held company.
(e)           The independent directors will meet without the Chairman present at least once annually to evaluate the Chairman’s performance.

2.           The Chairman of the Board
(a)           The Chairman of the Board shall endeavor to see that:
(i)           Directors are provided with an orientation and with training materials;
(ii)           The development needs of individual directors are identified and met;
(iii)           All directors receive accurate, timely and clear information;
(iv)           The performance of the CEO and Board is evaluated at least once a year; and
(v)           The Board has the opportunity to meet with the CEO.
(b)           The Chairman shall have the authority and discretion to retain such counsel or consultants as the Chairman deems necessary.

3.           Lead Independent Director
(a)           The Board shall establish the position of a Lead Independent Director, who will serve when the Company has a Chairman who is not independent.
(b)           The Lead Independent Director shall serve in a lead capacity to coordinate the activities of the other independent directors of the Board, as described below.
(c)           The Lead Independent Director shall be designated and appointed annually by a majority of the independent directors serving on the Board and may be removed by action of a majority of the independent directors.
(d)           In the event the independent directors determine an executive session is required, the Lead Independent Director shall schedule, develop the agenda for, and preside over the executive session.
(e)           The establishment of the Lead Independent Director is designed to improve the operating efficiency of the Board and shall not be construed to limit the right of other directors to have access to information in carrying out their duties and responsibilities as directors of the Company.

4.           Board Committees
(a)           Each Board Committee shall have the authority to retain such outside counsel as it deems necessary to assist the Committee in the performance of its duties.

5.           Nominating and Corporate Governance Committee
(a)           The Nominating and Corporate Governance Committee shall:
(i)           Review, at least once annually, the Company’s corporate governance policies and procedures;
(ii)           Develop and recommend to the Board any necessary revisions to the Company’s corporate governance policies and procedures;
(iii)           Make recommendations to the Board regarding the composition and size of the Board;
(iv)           Consider candidates to fill vacant Board positions, with the goal of ensuring that the Board has the proper expertise and that its membership consists of persons with sufficiently diverse backgrounds; and
(v)           Formulate procedures for shareholders to send communications to the Board.

6.           Compensation Committee
(a)           The Compensation Committee shall set performance goals for the CEO, and shall evaluate the CEO’s performance against such goals and the performance of the Company’s peers.  The CEO may not be present during any discussions or deliberations of the Committee regarding the CEO’s compensation.
(b)           The Compensation Committee shall periodically review and advise the Board regarding regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs.  This shall include, at least once every two years, a review of independent compensation benchmark studies.

7.           Audit Committee
(a)           Each Audit Committee member shall be financially literate, and at least one member of the Audit Committee shall have accounting or financial management expertise.
(b)           The Audit Committee will meet with the Company’s counsel at least once annually to review legal and compliance issues.
(c)           The Company shall engage one or more independent auditing firms to perform an annual audit of its financial statements in accordance with applicable auditing standards.  The Audit Committee has primary responsibility for recommending the appointment and removal of the Company’s independent auditors.
(d)           The Audit Committee shall monitor the qualifications and independence of the Company’s outside auditors consistent with the provisions of the Audit Committee charter.

8.           Insider Trading Disclosure and Controls
(a)           The Company will update its stock trading policy (“Insider Trading Policy”), which prohibits covered persons, directly or indirectly, from purchasing or selling Company stock while in the possession of material, non-public information concerning the Company.
(b)           The Board will designate a senior executive of the Company who will be responsible for implementing, monitoring and updating, with Board involvement and approval, the Insider Trading Policy.  That individual will be designated the “Insider Trading Compliance Officer” and will be responsible for developing (with Board involvement, as appropriate), presenting to the Board for approval, monitoring and updating (with Board involvement, as appropriate, and approval), and recommending updates and amendments to the Insider Trading Policy.
(c)            The Board will be responsible for oversight over the Insider Trading Policy and the Insider Trading Compliance Officer, and the members of the Board will have direct access to the Insider Trading Compliance Officer.  This access will include the opportunity to meet with the Insider Trading Compliance Officer outside the presence of any other member of management.
(d)           At least once annually, the outside director members of the Board will receive a report from the Insider Trading Compliance Officer outside the presence of any other members of management.
(e)           The Insider Trading Policy shall contain provisions with respect to transactions in the Company’s securities by directors and officers of the Company which are no less restrictive than those applicable to all NASDAQ-listed companies and shall take into account applicable federal securities laws and regulations.
(f)           The Company shall require the public disclosure of sales or purchases of the Company’s stock by any corporate executive officers or directors pursuant to Section 16 of the Securities Exchange Act of 1934 within two business days of such purchase or sale.  The Company will take reasonable steps to ensure that all directors and officers file all trading forms required by them to be filed by the SEC concerning trading by directors, officers, and executive employees of the Company.
(g)           Failure to comply with the Insider Trading Policy will result in appropriate sanctions, which may include disgorgement by the individual to the Company of all profits from the transaction, termination, or other appropriate disciplinary action.
(h)            No corporate officer or director shall “short” the Company’s stock or engage in “put” or “call” transactions involving the Company’s stock.

9.           Financial Integrity and Reporting
(a)           Neither the Company’s CEO nor CFO shall have been employed by the Company’s outside audit firm during the prior five years.
(b)           At least once annually, the Company’s CFO or, if he or she shall be unavailable, one of his or her direct reports, shall present to and discuss with the Board the Company’s financial condition and prospects.  This presentation shall be reflected in the Board minutes.
(c)           Revenue Recognition Policy: The Chief Executive Officer and Chief Financial Officer shall be responsible for ensuring that the Company’s revenue recognition policy conforms to the requirements of Generally Accepted Accounting Principles (“GAAP”), as currently in effect or as amended, and is implemented and utilized throughout the Company.  The Chief Executive Officer and Chief Financial Officer shall report to the Board of Directors or the Audit Committee on a semi-annual basis regarding the implementation and operation of this policy.  The Chief Executive Officer and Chief Financial Officer shall ensure that the Company’s revenue recognition policy is distributed to each Company employee who records or reviews the recording of revenue.  Any questions regarding that policy, or its application, shall be directed to the Company’s Chief Financial Officer, who shall, as appropriate, inform the Chief Executive Officer.

10.           Whistleblower Protection Policy
(a)            The Company has adopted and will maintain a Whistleblower Protection Policy and Audit Committee Complaint Procedure, designed to encourage employees to report alleged wrongful conduct on a confidential basis and without fear of reprisal.  The policy sets out procedures under which employees may report allegedly wrongful conduct to the Company’s compliance officer and/or directly to the Audit Committee.
(b)           The Company will disclose the Whistleblower Protection Policy and Audit Committee Complaint Procedure on the Company website and will make it available in the Company employee handbook.

11.           Code of Business Conduct and Ethics
(a)           Akeena’s Code of Ethics and Business Conduct, which was adopted on July 18, 2007 and is posted on the investor relations section of the Company’s website, shall be amended to provide:
(i)           For the appointment of a senior compliance officer who shall have the duty and authority to maintain, update, and oversee the Whistleblower Protection Policy and Audit Committee Complaint Procedure, a system by which employees, suppliers, customers and advisors can, on a confidential basis and without fear of reprisal, provide information concerning possible illegal or unethical conduct regarding the Company.
(ii)           This officer, whose identity will be disclosed on the Company’s website, will also act as a neutral party for directors or employees to report instances of illegal behavior or other compliance-related concerns.
(iii)           The senior compliance officer shall either be the Company’s senior legal officer, or will report directly to the Company’s senior legal officer.